UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia	30005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 26, 2014 (the “Signing Date”), Alimera Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers identified on Schedule 1 of the Purchase Agreement (each, a “Purchaser” and collectively, the “Purchasers” or “Deerfield”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 8,291.873 shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”, and such sale of the Series B Preferred Stock, the “Offering”) for a purchase price of $6,030.00 per share, or an aggregate purchase price of approximately $50.0 million. The Company has also agreed to issue the Purchasers an additional 124.378 shares of Series B Preferred Stock as a subscription premium.

Series B Preferred Stock

The rights, preferences and privileges of the Series B Preferred Stock will be set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”), that the Company will file with the Secretary of State of the State of Delaware prior to closing, a form of which is attached as Exhibit 3.6. Each share of Series B Preferred Stock will be convertible into 1,000 shares of the Company’s common stock at any time at the option of the holder, provided that the holder will be prohibited from converting Series B Preferred Stock into shares of the Company’s common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of the Company’s common stock then issued and outstanding. The Series B Preferred Stock will rank junior to the Company’s existing Series A Convertible Preferred Stock, and senior to the Company’s common stock, with respect to rights upon liquidation. The Series B Preferred Stock will rank junior to all existing and future indebtedness. Except as otherwise required by law (or with respect to approval of certain actions), the Series B Preferred Stock will not have voting rights.

Offering

The Offering is being made pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2014, which became effective on August 20, 2014 (File No. 333-198044). The closing of the Offering is expected to take place on or before December 17, 2014. A prospectus supplement relating to the Offering will be filed with the SEC.

The foregoing description of the Purchase Agreement and Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and Certificate of Designation, a copy of which are furnished as Exhibit 10.56 and Exhibit 3.6, respectively, hereto and are hereby incorporated by reference into this Item 1.01.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in Item 1.01 with respect to the Certificate of Designation is hereby incorporated by reference into this Item 5.03.

On November 26, 2014, the board of directors of the Company approved an Amendment No. 2 to the Amended and Restated Bylaws of the Company, effective as of the same date (the “Amendment”). The Amendment provides that the holders of the Series B Preferred Stock may take certain actions required or permitted to be taken by such holders pursuant to the Certificate of Designation. The foregoing summary of the Amendment is qualified in its entirety by the Amendment No. 2 to the Amended and Restated Bylaws of the Company, attached hereto as Exhibit 3.7, which is incorporated herein by reference.

Item 8.01. Other Events

On November 28, 2014, the Company issued a press release announcing the Offering and the entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.6	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.

3.7	Amendment No. 2 to the Company’s Amended and Restated Bylaws.

10.56	Securities Purchase Agreement, dated November 26, 2014, by and among Alimera Sciences, Inc. and the purchasers party thereto.

99.1	Press Release dated November 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Date: November 28, 2014	By:	/s/ Richard S. Eiswirth, Jr.
	Name:	Richard S. Eiswirth, Jr.

	Title:	Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.6	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.

3.7	Amendment No. 2 to the Amended and Restated Bylaws of the Company

10.56	Securities Purchase Agreement, dated November 26, 2014, by and among Alimera Sciences, Inc. and the purchasers party thereto.

99.1	Press Release dated November 28, 2014.